UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2026

SHOALS TECHNOLOGIES GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39942	85-3774438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1500 Shoals Way
Portland, Tennessee	37148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(615) 451-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 4, 2026, Shoals Technologies Group, Inc., a Delaware corporation (“Shoals”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Shoals, Array Technologies, Inc., a Delaware corporation (“Array”), and Pensacola Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Array (“Merger Sub”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Shoals (the “Merger”) with Shoals surviving the Merger as a direct wholly owned subsidiary of Array. All defined terms used in this summary of the Merger Agreement that are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

The board of directors of Shoals (the “Shoals Board”) has approved and declared advisable the Merger Agreement and the Merger and the other transactions contemplated thereby, determined that it is advisable and in the best interests of Shoals and its stockholders to consummate the Merger and the other transactions on the terms and conditions set forth in the Merger Agreement, and resolved to recommend the adoption of the Merger Agreement by Shoals shareholders, who will be asked to vote on the adoption of the Merger Agreement at a special meeting of Shoals shareholders.

Subject to the terms and conditions of the Merger Agreement, at the date and time the Merger becomes effective (the “Effective Time”), each share of Class A common stock, par value $0.00001 per share, of Shoals (“Shoals common stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares) will be converted into the right to receive 1.6931 shares (the “Exchange Ratio”) of common stock, par value $0.001 per share, of Array (“Array common stock”) and, if applicable, cash in lieu of fractional shares (the “Merger Consideration”). The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. No appraisal rights will be available with respect to the Merger.

Treatment of Shoals Equity Awards

As of the Effective Time, each time-based restricted stock unit award covering shares of Shoals common stock (each, a “Shoals RSU”) that is outstanding immediately prior to the Effective Time will be assumed by Array and converted into a restricted stock unit award covering shares of Array common stock (each, an “Assumed RSU”), with the same terms and conditions that applied to the original Shoals RSU, except that each Assumed RSU will cover a number of whole shares of Array common stock equal to the number of shares of Shoals common stock subject to such Shoals RSU multiplied by the Exchange Ratio, rounded down to the nearest whole share.

As of the Effective Time, each performance-based restricted stock unit award covering shares of Shoals common stock (each, a “Shoals PSU”) that is outstanding immediately prior to the Effective Time will be assumed by Array and converted into a time-based restricted stock unit award covering shares of Array common stock (each, an “Assumed PSU”) with the same terms and conditions that applied to the original Shoals PSU, including any requirement for continued service with Shoals or its affiliates but excluding any requirement to achieve specified performance objectives. Each Assumed PSU will cover a number of whole shares of Array common stock equal to the number of Earned PSU Shares (as defined below) multiplied by the Exchange Ratio, rounded down to the nearest whole share. “Earned PSU Shares” will be determined (a) for any Shoals PSU for which all applicable performance periods have been completed as of the Closing Date, based on actual achievement of the performance objectives through the last day of the applicable performance period, and (b) for any Shoals PSU for which all applicable performance periods have not been completed as of the Closing Date, (x) for any performance objectives using total shareholder return, based on actual achievement as of the Closing Date, and (y) for any performance objectives not using total shareholder return, (1) based on actual achievement for any performance sub-period completed as of the Closing Date, as determined by the Shoals Board, and (2) based on the target level of performance for any performance sub-period that is incomplete as of the Closing Date.

Post-Closing Governance

As of the Effective Time, the board of directors of Array (the “Array Board”) will be comprised of ten directors, consisting of (a) four independent directors designated by Shoals from the Shoals Board as of immediately prior to the Effective Time, after good faith consultation with Array and the Chairman Designee (as defined below); (b) four independent directors designated by Array from the Array Board as of immediately prior to the Effective Time, after good faith consultation with Shoals and the Chairman Designee; (c) Brandon Moss, the current Chief Executive Officer of Shoals, who will be appointed as the Chief Executive Officer of Array as of the Effective Time (the “CEO Designee”); and (d) Brad Forth, the current Chairman of the Shoals Board and the current Chairman of the Array Board, who will be appointed as the Chairman of the Array Board as of the Effective Time (the “Chairman Designee”), in each case subject to the terms of the Merger Agreement.

Prior to the closing of the Merger (the “Closing”), Shoals and Array will mutually agree on a new corporate name and ticker symbol for Array and following Closing, Array will have its corporate headquarters and principal place of business in Albuquerque, New Mexico.

Conditions to the Merger

Completion of the Merger is subject to the satisfaction or waiver of certain conditions, including (a) the adoption of the Merger Agreement by the Shoals shareholders; (b) the approval of the issuance of shares of Array common stock in connection with the Merger by the Array stockholders; (c) the approval for listing on Nasdaq of the shares of Array common stock issuable to the Shoals shareholders pursuant to the Merger Agreement on Nasdaq; (d) the absence of any law or final and non-appealable order permanently prohibiting, restraining or making illegal the consummation of the Merger; (e) the effectiveness of Array’s registration statement on Form S-4; (f) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (g) a customary “bringdown” of Shoals’ and Array’s representations and warranties; (h) compliance by Shoals and Array with their applicable covenants in the Merger Agreement in all material respects; and (i) the absence of a material adverse effect on either Shoals or Array.

Representations, Warranties, and Covenants

The Merger Agreement contains mutual customary representations and warranties of Shoals and Array. The Merger Agreement also contains customary mutual pre-closing covenants, including the obligation of Shoals and Array to conduct their businesses in the ordinary course of business consistent with past practice and to refrain from taking certain specified actions without the consent of the other party.

Shoals and Array have each agreed to customary non-solicitation obligations related to soliciting or engaging in any discussions or negotiations regarding competing proposals. Notwithstanding such non-solicitation obligations, prior to obtaining stockholder approval and under certain specified circumstances, the Shoals Board or the Array Board, in each case, may change its recommendation of the transaction. The Shoals Board or the Array Board making such change in recommendation, as applicable, may not terminate the Merger Agreement in connection with its own change in recommendation. However, upon a change in recommendation from the Shoals Board or the Array Board, the other party is permitted to terminate the Merger Agreement as described below.

Termination

The Merger Agreement contains provisions granting each of Shoals and Array the right to terminate the Merger Agreement under specified circumstances, including: (a) if a law or final and non-appealable order permanently prohibits the consummation of the Merger; (b) if the Merger is not completed by May 4, 2027 (which will automatically be extended to November 4, 2027 if, as of May 4, 2027, all closing conditions other than those relating to antitrust approvals and Nasdaq listing have been satisfied or waived); (c) if either party fails to obtain its required stockholder approval; (d) if the other party has breached its representations or warranties or failed to perform its covenants in the Merger Agreement such that the closing conditions cannot be satisfied, subject to cure rights of the breaching party; or (e) prior to the receipt of the other party’s stockholder approval, if the other party’s board of directors has changed or withdrawn its recommendation in connection with the Merger or the other party has committed an uncured willful and material breach of its non-solicitation obligations.

If the Merger Agreement is terminated due to the Shoals Board changing or withdrawing its recommendation in connection with the Merger or due to Shoals committing an uncured willful and material breach of its non-solicitation obligations, Shoals will be required to pay Array a termination fee of $40.3 million. Shoals will also be required to pay Array such termination fee if the Merger Agreement is terminated in certain circumstances following the public announcement or communication to the Shoals Board of a Competing Proposal and, within 12 months after such termination, Shoals consummates a transaction in respect of, or enters into a definitive agreement with respect to, a Competing Proposal. If the Merger Agreement is terminated due to the Array Board changing or withdrawing its recommendation in connection with the Merger or due to Array committing an uncured willful and material breach of its non-solicitation obligations, Array will be required to pay Shoals a termination fee of $22.2 million. Array will also be required to pay Shoals such termination fee if the Merger Agreement is terminated in certain circumstances following the public announcement or communication to the Array Board of a Competing Proposal and, within 12 months after such termination, Array consummates a transaction in respect of, or enters into a definitive agreement with respect to, a Competing Proposal.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement has been included to provide security holders and investors with information regarding its terms. It is not intended to provide any other factual information about Shoals, Array, or any other person. The representations, warranties, and covenants contained in the Merger Agreement (a) were made solely for purposes of the Merger Agreement and as of specific dates, (b) were solely for the benefit of the parties to the Merger Agreement, (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and (d) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders and investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Shoals or Array. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Shoals’ or Array’s public disclosures.

Preferred Stock Agreement

In connection with the execution of the Merger Agreement, on November 4, 2026, Array, BCP Helios Aggregator L.P. (“Aggregator”), BEFIP III – ESC Helios Holdco L.P. (together with Aggregator, “Blackstone”) and VP Helios Investments LLC (“VP Helios”) entered into a letter agreement (the “Preferred Stock Agreement”), pursuant to which, among other things, Blackstone, VP Helios and Array agreed to amend and restate Array’s Series A Perpetual Preferred Stock Certificate of Designations, effective August 11, 2021 (the “Original Certificate” and, as amended and restated, the “A&R Certificate of Designations” and, together with the Original Certificate, the “Certificates”) following the Effective Time. The Preferred Stock Agreement and A&R Certificate of Designations provide that (a) Array will (i) redeem $161.3 million of Array’s Series A Perpetual Preferred Stock, par value $0.001 per share (the “Preferred Stock”) within 90 days following the Closing Date at a price equal to 93% of its then-applicable liquidation preference (plus accrued and unpaid dividends) and (ii) redeem an additional $156.3 million of Preferred Stock at a price equal to 96% of its then-applicable liquidation preference (plus accrued and unpaid dividends) in up to three installments of not less than $52 million each to be completed by the first, second and third anniversaries of the Initial Redemption, respectively, with credit for excess redemptions in earlier installments, (b) Array may redeem Preferred Stock at a price equal to 96% of its then-applicable liquidation preference (plus accrued and unpaid dividends) during the first 48 months after the Initial Redemption, (c) the Cash Regular Dividend Rate (as defined in the Certificates) will be increased by 300 basis points on the fifth anniversary of the Closing Date, in addition to previously scheduled increases, and (d) the minimum liquidation preference will be reduced from $200 million to $50 million. Blackstone and VP Helios also irrevocably agreed, subject to Array’s compliance with its obligations under the Preferred Stock Agreement and the A&R Certificate of Designations, not to assert that the transactions contemplated by the Merger Agreement constitute a “Fundamental Change” under either Certificate.

Subject to receipt of the requisite holder consent and the occurrence of the Closing and the Effective Time, Array agreed to pay Blackstone a cash fee equal to 1.00% of the aggregate liquidation preference of all outstanding shares of Preferred Stock. Shoals is an express third-party beneficiary of the Preferred Stock Agreement and is entitled to enforce each provision directly as if it were a party thereto. The Preferred Stock Agreement automatically terminates if the Merger Agreement is validly terminated prior to the Effective Time, subject to liability for any prior willful and material breach.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shoals maintains the Shoals Technologies Group, Inc. 2021 Long-Term Incentive Plan (the “Stock Plan”) and the Shoals Technologies Group, Inc. Executive Severance Plan (the “Severance Plan”) pursuant to which participants are eligible to receive enhanced payments and benefits in connection with a qualifying termination that occurs within 24 months following a Change in Control (as defined in the Stock Plan and the Severance Plan). The Shoals Board determined that the Merger would not otherwise constitute a Change in Control for purposes of the Stock Plan and the Severance Plan. In order to create parity between Shoals and Array employees, the Shoals Board approved a resolution to deem the Merger a Change in Control for purposes of the Stock Plan and the Severance Plan, provided that participants in such plans shall not have Good Reason (as defined in the Stock Plan and the Severance Plan) to resign solely as a result of changes in authority, duties or responsibilities that are reasonably related to or arise in connection with the Merger.

Item 7.01 Regulation FD Disclosure.

On November 4, 2026, Shoals and Array announced that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, on November 4, 2026, Shoals and Array released a joint investor presentation. A copy of the joint investor presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth in such filing.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would” and similar expressions. These statements include, but are not limited to, statements regarding the expected benefits, timing and completion of the proposed transaction, Array’s and Shoals’ plans, objectives, expectations and intentions, the expected ownership of the combined company, the expected leadership and governance structure of the combined company, anticipated financial performance, expected synergies, capital structure actions, redemption of the Preferred Stock, strategic plans, customer benefits, growth opportunities, the anticipated timing of stockholder meetings and closing of the proposed transaction and other statements that are not historical facts.

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside the control of Array and Shoals. Actual results may differ materially from those expressed or implied by such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on the anticipated terms and timing, including obtaining stockholder and regulatory approvals, the anticipated tax treatment, redemption of the Preferred Stock, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies, expansion and growth of Array’s and Shoals’ businesses and the satisfaction of other conditions to the completion of the proposed transaction; (ii) the risk that governmental or regulatory approvals required for the proposed transaction may not be obtained or may result in the imposition of conditions that could adversely affect the combined company or the anticipated benefits of the proposed transaction; (iii) the risk that a condition to closing may not be satisfied, that an event, change or other circumstance could give rise to the termination of the proposed transaction, or that the proposed transaction may not be completed on the expected timeline or at all; (iv) failure to realize the anticipated benefits of the proposed transaction, including because of a delay in completing the transaction or because the businesses of Array and Shoals are not integrated successfully on the anticipated timeline, or at all, or integration is more costly or difficult than expected; (v) the risk that anticipated cost savings and other synergies may not be fully realized or may take longer to realize than expected; (vi) Array’s and Shoals’ ability to implement their respective business strategies; (vii) pricing trends; (viii) potential litigation relating to the proposed transaction that could be instituted against Array, Shoals or their respective directors and officers; (ix) the risk that disruptions from the proposed transaction will harm Array’s or Shoals’ businesses, including their current plans and operations, or divert management’s attention from ongoing business operations and opportunities; (x) the ability of Array or Shoals to retain and hire key personnel; (xi) potential adverse reactions or changes to business, employee, customer or supplier relationships resulting from the announcement, pendency or completion of the proposed transaction; (xii) the risk that the announcement, pendency or completion of the proposed transaction could adversely affect the market price or long-term value of Array’s or Shoals’ common stock; (xiii) legislative, regulatory and economic developments affecting Array’s and Shoals’ businesses; (xiv) general economic and market developments and conditions, including changes in the solar industry, interest rates and access to capital; (xv) the evolving legal, regulatory and tax regimes under which Array and Shoals operate; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Array’s or Shoals’ financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact Array’s or Shoals’ ability to pursue certain business opportunities or strategic transactions; (xviii) the unpredictability and severity of catastrophic events, including acts of terrorism or the outbreak of war or hostilities, as well as Array’s and Shoals’ responses to any of the foregoing; and (xix) failure to receive the approval of the stockholders of Array and Shoals.

All such factors are difficult to predict, are beyond Array’s and Shoals’ control, and are subject to additional risks and uncertainties, including those detailed in Array’s annual report on Form 10-K for the year ended December 31, 2025, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on its website at www.arraytechinc.com and on the website of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov, and those detailed in Shoals’ annual report on Form 10-K for the year ended December 31, 2025, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at investors.shoals.com and on the SEC’s website at http://www.sec.gov. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Neither Array nor Shoals undertakes any obligation to update forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and does not constitute an offer to buy or sell, the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Array and Shoals expect to file a joint proxy statement with the SEC and Array intends to file with the SEC a registration statement on Form S-4 that will include the joint proxy statement of Array and Shoals and that will also constitute a prospectus of Array. Each of Array and Shoals may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Array or Shoals may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Array and Shoals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE

REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ARRAY, SHOALS AND THE PROPOSED TRANSACTION.

Investors and stockholders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about Array, Shoals and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents filed with the SEC by Array may be obtained free of charge on Array’s website at www.arraytechinc.com or, alternatively, by directing a request by mail to Array’s Corporate Secretary at Array Technologies, Inc., 701 Atrisco Vista Blvd, Albuquerque, New Mexico 87120. Copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents filed with the SEC by Shoals may be obtained free of charge on Shoals’ website at investors.shoals.com or, alternatively, by directing a request by mail to Shoals’ Corporate Secretary at 1500 Shoals Way, Portland, Tennessee 37148.

PARTICIPANTS IN THE SOLICITATION

Array, Shoals and their respective directors and executive officers and certain other employees of Array and Shoals may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Information regarding the directors and executive officers of Array, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Array’s annual report on Form 10-K for the year ended December 31, 2025, including under the heading “Directors, Executive Officers and Corporate Governance,” and proxy statement for Array’s 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2026, including under the headings “Executive Officers,” “Board of Directors,” “Compensation of Directors” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent holdings of Array common stock by the directors and executive officers of Array have changed from the amounts reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”), subsequently filed by Array’s directors and executive officers with the SEC. Information about the directors and executive officers of Shoals, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Shoals’ annual report on Form 10-K for the year ended December 31, 2025, including under the heading “Directors, Executive Officers and Corporate Governance,” and proxy statement for Shoals’ 2026 Annual Meeting of Shareholders, which was filed with the SEC on March 20, 2026, including under the headings “Board Committees and Membership,” “Compensation of Non-Employee Directors,” “Compensation Discussion and Analysis” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent holdings of Shoals’ common stock by the directors and executive officers of Shoals have changed from the amounts reflected therein, such changes have been or will be reflected on Forms 3, Forms 4 or Forms 5, subsequently filed by Shoals’ directors and executive officers with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and security holders should read the registration statement and joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of any of the documents referenced herein from Array or Shoals using the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of November 4, 2026, by and among Shoals Technologies Group, Inc., Array Technologies, Inc. and Pensacola Merger Sub, Inc.

99.1	Joint Press Release dated November 4, 2026

99.2	Joint Investor Presentation dated November 4, 2026

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) and (a)(6) of Regulation S-K. Shoals hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOALS TECHNOLOGIES GROUP, INC.

Date: November 4, 2026	By:	/s/ Bobbie L. King Jr. Name: Bobbie L. King Jr. Title: Chief Legal Officer and Corporate Secretary